UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2015

VCA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

      On October 29, 2015, the Board of Directors of VCA Inc. (the “Corporation”) amended the Corporation’s Third Amended and Restated Bylaws (“Bylaws”), effective immediately, to implement a “proxy access” procedure.  Article II, Section 19 has been added to the Bylaws to allow a stockholder, or a group of up to 20 stockholders, owning 5% or more of the Corporations’ outstanding common stock continuously for at least three years to nominate at the Corporation’s annual meeting and include in the Corporation’s proxy materials director candidates constituting up to 20% of the Board; provided that the nominating stockholder(s) and the nominee(s) satisfy certain requirements specified in the Bylaws, including the requirement that the Company must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article II, Section 19.

      The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the amendment to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)                  Exhibits.

3.1                  Certificate of Amendment to Third Amended and Restated Bylaws of VCA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2015                                                                    VCA INC.

/s/ Tomas W. Fuller
By:     Tomas W. Fuller
Its:      Chief Financial Officer

Exhibit Index

Exhibit No.        Description

3.1                      Certificate of Amendment to Third Amended and Restated Bylaws of VCA Inc.